                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                        Date of Report:  August 18, 1994

                            THE FOOTHILL GROUP, INC.

               (Exact name of registrant as specified in charter)

        Delaware                       0-5467              94-1663353
        --------                       ------              ----------
(State of Incorporation)            (Commission          (IRS Employer
                                    File Number)      Identification No.)



                          11111 Santa Monica Boulevard
                         Los Angeles, California 90025
                         -----------------------------
                    (Address of principal executive office)




Registrant's telephone number:  (310) 996-7000

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits



Exhibit 28 - Additional Exhibits

Press release announcing second quarter results.
Press release announcing opening of Foothill Capital Chicago office. Press release announcing increase in quarterly dividend.


SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated: August 18, 1994                 THE FOOTHILL GROUP, INC.



                                       By: /s/  HENRY K. JORDAN
                                           -----------------------
                                           Henry K. Jordan
                                           Vice President and
                                           Chief Financial Officer

                             [FOOTHILL LETTERHEAD]





                        THE FOOTHILL GROUP, INC. REPORTS
                         STRONG SECOND QUARTER RESULTS

                 LOS ANGELES, CALIFORNIA, July 18, 1994 . . . The Foothill Group, Inc. (NYSE-FGI) today reported net income for the second quarter ended June 30, 1994 of $6,604,000, or 37 cents per fully diluted share, compared with net income of $6,083,000, or 35 cents per fully diluted share, for the quarter ended June 30, 1993. For the six months ended June 30, 1994, net income increased 90% to $18,045,000, or $1.02 per fully diluted share, compared with net income of $9,502,000, or 56 cents per fully diluted share, for the same period in 1993.

                 Henry K. Jordan, Senior Vice President and Chief Financial Officer, said, "Second quarter results reflect strong profitability due to improved margins and significant growth in the asset-based loan portfolio of Foothill Capital Corporation. Finance receivables reached $582,994,000 as of June 30, 1994, up 27% on an annualized basis from $514,518,000 as of December 31, 1993. Foothill Capital Corporation continues to expand its national market presence and recently opened a marketing office in Chicago to better serve the midwest market. We anticipate continued portfolio growth for the balance of 1994.

                 "The credit quality of the Company's asset-based loan portfolio improved to a near record level as of June 30, 1994. Margins expanded for both the three and six month periods ended June 30, 1994 due in part to reductions in the Company's cost of funds. Volatility in the interest rate environment has minimal impact on the Company's margins due to its policy of matching interest sensitive assets and liabilities. Net interest revenue, as a percent of average assets, was 8.99% for the 1994 second quarter, compared with 8.64% for the second quarter ended June 30, 1993.

                 "Equity and purchased bank debt positions owned by the Company have unrealized gains totaling $33,719,000 as of June 30, 1994. In addition, investments of Foothill's managed partnerships show substantial unrealized gains which, if realized, may contribute to future earnings.

                 "Book value per common share was $9.88 as of June 30, 1994, up from $9.02 as of December 31, 1993. Total stockholders' equity increased in the 1994 second quarter to a record $167 million."

                 The Foothill Group, Inc. is a specialized financial services company which operates two tightly linked businesses: commercial lending and money management. Foothill Capital Corporation, its wholly-owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in debt instruments of companies in reorganization or in the process of restructuring. As of June 30, 1994, Foothill had total assets owned or under management of more than $1.2 billion.

                           THE FOOTHILL GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                      June 30, 1994 and December 31, 1993
                            (Dollars in thousands)

                                                                          June 30,      December 31,
                                                                            1994            1993
                                                                         ----------      -----------
                                                                         (Unaudited)
ASSETS
Cash and cash equivalents                                                 $ 32,718         $ 50,907
Finance receivables:
   Accounts receivable loans                                               400,683          326,373
   Term loans                                                              182,311          188,145
                                                                          --------         --------
   Finance receivables                                                     582,994          514,518
   Allowance for credit losses                                              15,556           14,057
                                                                          --------         --------
      Finance receivables, net                                             567,438          500,461

Repossessed assets, net                                                        236               --
Equity, debt and partnership investments                                    36,050           32,842
Prepaid income taxes                                                         8,105            9,009
Deferred fund and debt issuance costs, net                                   8,816            9,897
Property and equipment, at cost less accumulated depreciation and amortization ($2,064 at June 30, 1994; $1,769
      at December 31, 1993)                                                  2,198            2,269
Other assets                                                                 9,452            1,122
                                                                          --------         --------
                                                                          $665,013         $606,507
                                                                          ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Commercial paper                                                       $201,111         $148,283
   Senior notes payable                                                    226,042          237,404
   Accounts payable and accrued liabilities                                 18,492           14,948
   Subordinated notes and debentures                                        52,075           53,725
                                                                          --------         --------
      Total liabilities                                                    497,720          454,360
                                                                          --------         --------
Stockholders' equity:
   Convertible preferred stock, $1.00 par value, $30.00 per share liquidation preference, 9% cumulative, 100,000 shares issued
      and outstanding                                                        2,900            2,900
   Class A common stock, no par value, 16,635,397 shares
      issued and outstanding (16,538,874 at December 31, 1993)             101,994          101,285
   Unrealized gains, net of tax, on marketable debt and
      equity securities                                                     17,860           19,672
   Retained earnings                                                        44,539           28,290
                                                                          --------         --------
      Total stockholders' equity                                           167,293          152,147
                                                                          --------         --------
                                                                          $665,013         $606,507
                                                                          ========         ========


                          THE FOOTHILL GROUP, INC.
                          SELECTED FINANCIAL DATA
                          -----------------------
                           (Dollars in thousands)




                                                          Three months ended June 30,               Six months ended June 30,
                                                     -------------------------------------    -------------------------------------
                                                           1994                1993                1994                1993
                                                     ----------------    -----------------    ----------------    -----------------
SELECTED OPERATING DATA*:
  Interest and fees earned                           $ 19,177  13.06%    $ 15,619   12.80%    $ 37,033  12.78%    $ 30,408   12.99%
  Interest expense                                      5,973   4.07%       5,073    4.16%      11,150   3.85%      10,013    4.28%
                                                     --------  ------    --------   ------    --------  ------    --------   ------
  Net interest revenue                                 13,204   8.99%      10,546    8.64%      25,883   8.93%      20,395    8.71%
  Asset management fees                                 1,316   0.90%       1,523    1.25%       2,855   0.99%       3,227    1.38%
  Gains from asset sales and managed partnerships       5,650   3.85%       7,676    6.29%      20,510   7.08%       9,079    3.88%
  Provision for credit losses                           2,513   1.71%       2,759    2.26%       4,928   1.70%       6,162    2.63%
  General and administrative expenses                   6,072   4.14%       5,404    4.43%      12,662   4.37%       9,761    4.17%
                                                     --------  ------    --------   ------    --------  ------    --------   ------
  Income from continuing operations before taxes       11,585   7.89%      11,582    9.49%      31,658  10.93%      16,778    7.17%
  Provision for income taxes - continuing operations    4,981   3.39%       4,870    3.99%      13,613   4.70%       7,057    3.02%
                                                     --------  ------    --------   ------    --------  ------    --------   ------
  Income from continuing operations                     6,604   4.50%       6,712    5.50%      18,045   6.23%       9,721    4.15%
  Loss from discontinued operations                         -      -         (629)  (0.52)%          -      -         (219)  (0.09)%
                                                     --------  ------    --------   ------    --------  ------    --------   ------
  Net income                                         $  6,604   4.50%    $  6,803    4.98%    $ 18,045   6.23%    $  9,502    4.06%
                                                     ========  ======    ========   ======    ========  ======    ========   ======
*Percentages are computed using average assets of continuing operations (excluding unrealized gains on investments) and have been annualized.  Discontinued operations are those of Foothill Thrift and Loan which was spun off to stockholders on December 23, 1993.

Per share data (shares in thousands):
  Primary
    Income from continuing operations                $   0.39            $   0.41             $   1.06            $   0.59
    Discontinued operations                                 -               (0.04)                   -               (0.02)
                                                     --------  ------    --------   ------    --------  ------    --------   ------
    Earnings per common and common equivalent share  $   0.39            $   0.37             $   1.06            $   0.57
                                                     ========  ======    ========   ======    ========  ======    ========   ======
  Fully diluted:
    Income from continuing operations                $   0.37            $   0.39             $   1.02            $   0.57
    Discontinued operations                                 -               (0.04)                   -               (0.01)
                                                     --------  ------    --------   ------    --------  ------    --------   ------
    Earnings per common share assuming full
      dilution                                       $   0.37            $   0.35             $   1.02            $   0.56
                                                     ========  ======    ========   ======    ========  ======    ========   ======
  Number of shares used in per share computations
    Primary                                            16,946              16,624               16,954              16,580
                                                     --------  ------    --------   ------    --------  ------    --------   ------
    Fully diluted                                      17,614              17,304               17,621              17,260
                                                     ========  ======    ========   ======    ========  ======    ========   ======
SELECTED BALANCE SHEET DATA:
  Total assets                                       $665,013            $547,065             $665,013            $547,065
  Average assets**                                    587,200             504,648              579,618             484,525
  Average assets of continuing operations**           587,200             487,961              579,618             467,996
  Average stockholders' equity**                      146,456             134,212              143,178             132,592
  Average stockholders' equity in continuing
    operations**                                      146,456             117,525              143,178             116,062
  Finance receivables                                 582,994             483,444              582,994             483,444
  Average finance receivables**                       538,621             469,564              531,010             446,560
                                                     ========  ======    ========   ======    ========  ======    ========   ======
  Sources of funds employed:
    Commercial paper and bank
      borrowings                                     $201,111            $142,053             $201,111            $142,053
    Senior notes                                      226,042             202,957              226,042             202,957
    Subordinated notes and debentures                  52,075              44,910               52,075              44,910
    Stockholders' equity                              167,293             137,547              167,293             137,547
                                                     --------  ------    --------   ------    --------  ------    --------   ------
    Total funds employed                             $646,521            $527,467             $646,521            $527,467
                                                     ========  ======    ========   ======    ========  ======    ========   ======

**Averages are for the three and six months ended. Average assets and average equity exclude unrealized gains on marketable debt and equity securities.

                            THE FOOTHILL GROUP, INC.
            SELECTED FINANCIAL DATA FOR FOOTHILL CAPITAL CORPORATION
                             (Dollars in thousands)


                                                 Three months ended June 30,                      Six months ended June 30,
                                         ------------------------------------------      ------------------------------------------
                                                 1994                    1993                    1994                    1993
                                         -------------------     ------------------      ------------------      ------------------
SELECTED OPERATING DATA*:
  Interest and fees earned               $ 18,861     13.67%     $ 15,249     12.71%     $ 36,388     13.34%     $ 29,907     13.05%
  Interest expense                          6,218      4.51%        5,360      4.47%       11,643      4.27%       10,582      4.62%
                                         --------     ------     --------     ------     --------     ------     --------     ------
  Net interest revenue                     12,643      9.16%        9,889      8.24%       24,745      9.07%       19,325      8.43%
  Gains on asset sales                      3,647      2.64%        4,838      4.03%       13,250      4.86%        6,046      2.64%
  Provision for credit losses               2,513      1.82%        2,711      2.26%        4,928      1.81%        5,822      2.54%
  General and administrative expenses       5,257      3.81%        4,440      3.70%       10,737      3.94%        8,263      3.60%
                                         --------     ------     --------     ------     --------     ------     --------     ------
  Income before income taxes                8,520      6.17%        7,576      6.31%       22,330      8.18%       11,286      4.93%
  Provision for income taxes                3,664      2.66%        3,182      2.65%        9,602      3.52%        4,740      2.07%
                                         --------     ------     --------     ------     --------     ------     --------     ------
  Net income                             $  4,856      3.51%     $  4,394      3.66%     $ 12,728      4.66%     $  6,546      2.86%
                                         ========     ======     ========     ======     ========     ======     ========     ======

*Percentages are computed using average assets (excluding unrealized gains on investments) and have been annualized.

SELECTED BALANCE SHEET DATA:
  Total assets                           $625,954                $505,310                $625,954                $505,310
  Average assets**                        551,780                 479,839                 545,509                 458,422
  Finance receivables                     566,660                 481,087                 566,660                 481,087
  Average finance receivables**           530,229                 465,573                 523,000                 439,236
                                         ========     ======     ========     ======     ========     ======     ========
  Sources of funds employed:
    Commercial paper and bank
      borrowings                         $201,111                $142,053                $201,111                $142,053
    Senior notes                          223,650                 198,173                 223,650                 198,173
    Subordinated notes and debentures      61,575                  57,160                  61,575                  57,160
    Stockholder's equity                  124,466                  89,673                 124,466                  89,673
                                         --------     ------     --------     ------     --------     ------     --------
    Total funds employed                 $610,802                $487,059                $610,802                $487,059
                                         ========     ======     ========     ======     ========     ======     ========

 **Averages are for the three and six months ended.  Average assets exclude unrealized gains on marketable debt and equity securities.

OTHER SELECTED DATA:
  Nonperforming finance receivables
    and repossessed assets***            $ 14,072                $ 14,048                $ 14,072                $ 14,048
  Allowance for credit losses            $ 15,356                $ 12,377                $ 15,356                $ 12,377
  Actual writeoffs during the period     $  1,613                $  1,711                $  3,428                $  3,972
  Number of employees                         112                     103                     112                     103
                                         ========     ======     ========     ======     ========     ======     ========

***Includes repossessed assets and loans that have contractual installments more than sixty days past due.

                            [FOOTHILL LETTERHEAD]



                       THE FOOTHILL GROUP, INC. INCREASES
                               QUARTERLY DIVIDEND


                 LOS ANGELES, CALIFORNIA, July 29, 1994 . . . The Foothill Group, Inc. (NYSE-FGI) Board of Directors today declared a $.06 quarterly cash dividend on its Class A common stock. This represents a 20% annualized increase from the previous $.05 quarterly cash dividend. The dividend is payable on October 20, 1994, to shareholders of record on September 20, 1994.

                 Commenting on the increase, Don L. Gevirtz, Chairman of the Board, said, "We felt this increased dividend was appropriate given the continued growth and strength of our asset-based lending and money management operations. We will consider further dividend increases on a semiannual basis."

                 The Foothill Group, Inc. is a specialized financial services company which operates two tightly linked businesses: commercial lending and money management. Foothill Capital Corporation, its wholly owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in debt instruments of companies in reorganization or in the process of restructuring. As of June 30, 1994, Foothill had total assets owned or under management of more than $1.2 billion.

                            [FOOTHILL LETTERHEAD]


                     FOOTHILL CAPITAL CORPORATION ANNOUNCES
                        THE OPENING OF A CHICAGO OFFICE


                 LOS ANGELES, CALIFORNIA, July 27, 1994 . . . Foothill Capital Corporation, a subsidiary of The Foothill Group, Inc. (NYSE-FGI) announced today that it has expanded by opening an office in Chicago, Illinois. The new office will focus on providing financing for companies in the Midwest with credit needs between $5 million and $100 million, and will be staffed by Ms. Terri Detmers and Mr. Michael Sadilek.

                 Peter Schwab, President of Foothill Capital commented that "We are very excited about the prospects of increasing our market presence in the Midwest and are committed to providing the same exceptional service to customers in the Midwest as we have in the rest of the country. We think our flexible and responsive approach to lending will be well received in the Midwest market."

                 Mr. Sadilek joins Foothill after spending the prior six years at Congress Financial in Chicago, while Ms. Detmers has been with Foothill Capital for six years and will relocate from Los Angeles.

                 The Foothill Group, Inc. is a specialized financial services company which operates two tightly linked businesses: commercial lending and money management. Foothill Capital Corporation, its wholly-owned subsidiary, provides asset-based financing to businesses throughout the United States. The parent company's money management operation conducts business through institutional limited partnerships, seeking above average returns by investing in debt instruments of companies in reorganization or in the process of restructuring. As of June 30, 1994, Foothill had total assets owned or under management of more than $1.2 billion.